UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PulteGroup, Inc.

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On April 4, 2016, PulteGroup, Inc. (the “Company”) issued a press release, attached as Appendix A hereto, announcing the Company’s final board slate for its annual meeting of shareholders to be held on May 4, 2016 (the “Annual Meeting”).

Additional Information

The press release attached as Appendix A hereto may be deemed to be additional soliciting material with respect to the solicitation of proxies by the Board of Directors of the Company with respect to the Annual Meeting. The Company filed its definitive proxy statement relating to the Annual Meeting (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 4, 2016. The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 were first made available to shareholders on or about April 4, 2016. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials are also available to shareholders at no charge at www.proxyvote.com or by writing to the Company’s Corporate Secretary at PulteGroup, Inc., 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia, 30326.

Appendix A

PULTEGROUP ANNOUNCES FINAL BOARD SLATE FOR UPCOMING ANNUAL MEETING

— Company Remains Committed to Implementing Value Creation Strategy —

ATLANTA, April 4, 2016 — PulteGroup, Inc. (NYSE: PHM) today filed its definitive proxy statement and determined to nominate the following incumbent directors to stand for election at its annual shareholders meeting to be held on May 4, 2016:

•	Brian P. Anderson, 65, Former CFO, OfficeMax, Inc.

•	Bryce Blair, 57, Executive Chairman of the Board, Invitation Homes and former Chairman and CEO, AvalonBay Communities, Inc.

•	Richard W. Dreiling, 62, Former Chairman and CEO of Dollar General Corporation

•	Richard J. Dugas, Jr., 50, Chairman and CEO, PulteGroup, Inc.

•	Thomas J. Folliard, 51, President and CEO of CarMax, Inc.

•	Cheryl W. Grisé, 63, Former Executive Vice President of Northeast Utilities

•	André J. Hawaux, 55, Executive Vice President and COO, Dick’s Sporting Goods, Inc.

•	Debra J. Kelly-Ennis, 59, Former President and CEO, Diageo Canada, Inc.

•	Patrick J. O’Leary, 58, Former Executive Vice President and CFO of SPX Corporation

•	James J. Postl, 70, Former President and CEO of Pennzoil-Quaker State Company

As noted in the proxy statement, the Company’s Board of Directors determined not to nominate James Grosfeld to stand for election as a Director at the Company’s Annual Meeting of Shareholders for a number of reasons, including as a result of differing points of view between Mr. Grosfeld and the other independent directors over succession planning and other business strategy matters.

As announced separately by PulteGroup today, Mr. Dugas, Jr. has informed the Company’s Board of Directors of his intention to retire as Chairman and Chief Executive Officer at the May 2017 Annual Meeting of Shareholders, in an effort to avoid a contested public battle with Bill Pulte and Jim Grosfeld, who was appointed to the Board in December at the behest of Mr. Pulte.

Mr. Dugas and the Company remain committed to implementing PulteGroup’s Value Creation strategy, under which the Company has made tremendous progress in generating significantly higher profitability and strong shareholder returns by strengthening its balance sheet, improving its fundamental operations and more effectively allocating capital.

James J. Postl, PulteGroup’s Lead Independent Director, stated, “The Board fully supports Richard Dugas and the Company’s Value Creation Strategy. The Company is firmly committed to implementing that strategy, which has delivered significant benefits to shareholders and also has positioned the Company to succeed in the future. The Board reiterates its thanks to Richard for his outstanding leadership for seeing the Company through this important stage of its strategic plan.”

PulteGroup’s Board has named James Postl, Cheryl Grise and Patrick O’Leary to its search committee, which is now in the process of engaging an executive recruitment firm to support its consideration of internal and external candidates for the Chief Executive Officer role.

Forward-Looking Statements

This press release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which PulteGroup operates; the availability and cost of land and other raw materials used by PulteGroup in its homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with PulteGroup’s businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in PulteGroup’s local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See PulteGroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses. PulteGroup undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in PulteGroup’s expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, GA, is one of America’s largest homebuilding companies with operations in approximately 50 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb and DiVosta Homes, the Company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup conducts extensive research to provide homebuyers with innovative solutions and consumer inspired homes and communities to make lives better.

For more information about PulteGroup, Inc. and PulteGroup brands, go to www.pultegroupinc.com; www.pulte.com; www.centex.com; www.delwebb.com and www.divosta.com.

Company Contact

Jim Zeumer

404-978-6434

jim.zeumer@pultegroup.com

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